UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 19, 2008, Nanogen, Inc. (“Nanogen or the “Company”) and Mr. Nicholas Venuto entered into an employment agreement (“Employment Agreement”) regarding the terms of Mr. Venuto’s employment. Mr. Venuto was appointed the Vice President and Chief Financial Officer of Nanogen on December 14, 2007 with an effective date of February 29, 2008. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and the following summary is qualified in its entirety by reference to the Employment Agreement.

The Employment Agreement provides that Mr. Venuto will receive an initial annual base salary of $220,000 and an annual achievement bonus of up to thirty-five percent (35%) of his base salary (“Achievement Bonus”) tied to the Company’s achievement of certain corporate goals established by the Board of Directors.

Pursuant to the Employment Agreement, if Mr. Venuto’s employment is terminated by the Company without cause or in the event of a voluntary termination due to reduction of responsibility, the Company will continue to pay Mr. Venuto’s base salary for six (6) months from the date of such termination as severance compensation, unless such termination occurs within twenty-four (24) months of a change of control. If the termination is related to a change of control, Mr. Venuto’s base salary will continue for twelve (12) months and Mr. Venuto shall be entitled to receive a cash payment equal to one-twelfth (1/12th) of his target achievement bonus in effect for him for that year, irrespective of whether or not the performance objectives for that year are attained.

In the event of a change of control, all stock options and other equity awards granted to Mr. Venuto prior to December 12, 2006 will vest in full. Any stock options or other equity awards granted to him after December 12, 2006 will be subject to such accelerated vesting provisions as the Company’s compensation committee may establish. However, each outstanding stock option or other equity award will vest in full automatically upon change of control to the extent that option or award is not assumed, continued or replaced by the successor corporation.

The Employment Agreement has an initial term of three (3) years, subject to automatic renewal for successive additional one (1) year terms. In the event the Employment Agreement is not renewed, Mr. Venuto will become entitled to salary continuation payments for a period of six (6) months.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following document is filed as exhibit to this report:

10.1	Employment Agreement by and between Nanogen, Inc. and Nicholas Venuto, dated February 19, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date:	February 22, 2008	By:	/s/ Robert Saltmarsh
		Name:	Robert Saltmarsh
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Employment Agreement by and between Nanogen, Inc. and Nicholas Venuto, dated February 19, 2008.